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                                                                  Exhibit 22







                                COGNITRONICS CORPORATION
                                      SUBSIDIARIES

                                 Dacon Electronics Plc
                           (Incorporated in United Kingdom)

                                Dacon Electronics Corp.
                             (Incorporated in New Jersey)

                                American Computer Corp.
                              (Incorporated in New York)
                                      (Inactive)

                                  Reed Printing, Inc.
                              (Incorporated in New York)
                                      (Inactive)

                                Stamford Crescent Corp.
                             (Incorporated in Connecticut)
                                      (Inactive)